Exhibit 99.1

DarkPulse, Inc. Announces Partnership with

the Everglades Foundation

NEW YORK, New York –February 8, 2022 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” or the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, announces a key partnership with The Everglades Foundation. The Everglades Foundation works to protect and restore America’s Everglades through science, advocacy, and education and envisions an Everglades with abundant freshwater for consumption, enjoyment, ecological health, and economic growth for generations to come.

“The Everglades Foundation is doing critical work not only for Florida but for our entire ecosystem, they are driven by science and passion,” stated DarkPulse Chairman and CEO Dennis O’Leary. “We all should be concerned about the condition of the Everglades, and DarkPulse is proud to join the Foundation in the restoration of these irreplaceable wetlands.”

For most of history, that massive rain-fed series of wetlands, lakes, and rivers we call the Everglades flowed from just below Orlando and through Lake Okeechobee south to the tip of the Florida peninsula, as well as east and west towards the coasts. More than a century’s worth of extensive urban and agricultural development has not only reduced the wetlands’ size in half, but fertilizer from upstream agricultural areas has polluted the water, degraded the ecosystem and harmed wildlife in the remaining Everglades.

Nutrient pollution, displaced species, urban and agricultural development, and rising sea levels all threaten ecosystem balance as the Everglades are starved for freshwater. DarkPulse will deploy technology into environmentally sensitive areas including dam and levy monitoring for the Everglades’ critical watershed areas and provide natural resource management planning, impact evaluation, habitat analysis, and monitoring.

“We are honored to welcome Mr. Dennis O’Leary and the DarkPulse family into The Everglades Foundation’s Chairman’s Advisory Council,” said Eric Eikenberg, CEO of The Everglades Foundation. “Organizations like DarkPulse who share our belief in a sustainable Everglades are critical to our success, and we are grateful for their shared passion and support for the future of this vital ecosystem.”

About the Everglades Foundation

The Everglades Foundation is a 501(c)(3) non-profit dedicated to restoring and protecting the greater Everglades ecosystem through science, advocacy, and education. Since its founding in 1993 by a group of local outdoor enthusiasts, The Everglades Foundation has become a respected and important advocate for the sustainability of one of the world’s most unique ecosystems. For more information, please visit EvergladesFoundation.org.

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse, Inc.

doleary@DarkPulse.com

1.800.436.1436